EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the following Registration Statements of The Charles Schwab Corporation of our reports dated February 16, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1999. Our report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1.

Filed on Form S-3:

  Registration Statement No. 333-77381      (Debt Securities)

  Registration Statement No. 333-47107      (The Charles Schwab Corporation
                                             Employee Stock Incentive Plan)

Filed on Form S-8:

  Registration Statement No. 333-44793      (Charles Schwab Profit Sharing and
                                             Employee  Stock Ownership Plan)

  Registration Statement No. 333-48335      (The Charles Schwab Corporation
                                             Employee Stock Incentive Plan)

  Registration Statement No. 333-93125      (The Charles Schwab Corporation
                                             Employee Stock Incentive Plan)

  Registration Statement No. 333-32058      (The Charles Schwab Corporation
                                             Employee Stock Incentive Plan)


/s/DELOITTE & TOUCHE LLP
-------------------------
San Francisco, California
March 28, 2000